UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 5, 2018

TOMI ENVIRONMENTAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-09908	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9454 Wilshire Blvd., Penthouse Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

(800) 525-1698
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

As described in Item 5.02 below, on January 5, 2018, TOMI Environmental Solutions, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with Elissa J. Shane in connection with her appointment as Chief Operating Officer of the Company. Additional information regarding the Employment Agreement is incorporated herein by reference to "Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers" of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointment

On December 6, 2017, the Board of Directors (the "Board") of TOMI Environmental Solutions, Inc. (the "Company") appointed Elissa J. Shane as Chief Operating Officer of the Company, effective January 1, 2018, subject to the successful negotiation of the Employment Agreement.

Ms. Shane, 38, has served as Secretary of the Company since January 2016 and Operations and Compliance Officer of the Company since December 2016. From September 2015 to December 2016, she served as Chief Regulatory and Compliance Officer of the Company. From January 2014 to September 2015, Ms. Shane served as a paralegal with Levi Lubarsky Feigenbaum & Weiss LLP, where she worked with the firm's managing partners and staff attorneys and directed all operational aspects of the litigation cycle from inception through appeal. From September 2009 to January 2014, she served as a paralegal with Olshan Frome Wolosky LLP, where she managed all regulatory and compliance issues, litigation procedures and advertising and promotional matters. Ms. Shane received a B.A. in Psychology and Communications with a minor in Economics from the University of Southern California in 2001.

There are no arrangements or understandings between Ms. Shane and any other person pursuant to which she was appointed as an officer. Ms. Shane is the daughter of Halden S. Shane, the Chief Executive Officer and Chairman of the Board of the Company. Other than the foregoing, there are no family relationships between Ms. Shane and any director or executive officer of the Company.

Ms. Shane is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Employment Agreement

On January 5, 2018, in connection with her appointment as Chief Operating Officer of the Company, the Company entered into the Employment Agreement with Elissa J. Shane. Pursuant to the Employment Agreement, which is effective as of January 1, 2018, Ms. Shane will receive an annual base salary of at least $200,000, subject to annual review and discretionary increase by the Compensation Committee of the Board (the "Compensation Committee"). Ms. Shane is eligible to receive an annual cash bonus and other annual incentive compensation, and the Employment Agreement provides that the Company will issue Ms. Shane annually an option to purchase at least 250,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the TOMI Environmental Solutions, Inc. 2016 Equity Incentive Plan (the "2016 Plan"). Additionally, in connection with the execution of the Employment Agreement, on January 5, 2018, the Company issued Mr. Shane an option under the 2016 Plan to purchase 100,000 shares of Common Stock at an exercise price of $0.12 per share, which price is at or above the fair market value per share of Common Stock on such date. The Employment Agreement also provides that the Company will reimburse Ms. Shane for reasonable and necessary business and entertainment expenses that she incurs in performing her duties. During the term of her employment, Ms. Shane will also be entitled to up to four weeks of paid vacation time annually, which will accrue up to six weeks, and to participate in the Company's benefit plans and programs, including but not limited to all group health, life, disability and retirement plans. Ms. Shane is also entitled to the sum of $750 per month as a vehicle allowance. The initial term of the Employment Agreement is three years, which may be automatically extended for successive one-year terms, unless either party provides the other with 120 days' prior written notice of its intent to terminate the Employment Agreement.

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The Employment Agreement provides that Ms. Shane will devote her full business time to rendering services as the Chief Operating Officer of the Company, and to perform the usual and customary duties of such position, including leading the day-to-day operations of the Company's business. Ms. Shane will report to the Chief Executive Officer of the Company and the Board. In addition to the foregoing, the Employment Agreement sets forth Ms. Shane's primary responsibilities and certain immediate and specific objectives.

If the Company terminates Ms. Shane's employment upon a "Change in Control" of the Company, the Company is obligated to pay her a lump sum equal to one and a half times her annual salary, in addition to which any of Ms. Shane's unvested stock and option awards will immediately vest. A "Change in Control" occurs when (i) any person (other than the Company or an affiliate) is or becomes the beneficial owner of fifty percent or more of the combined voting power of the Company's then outstanding securities; (ii) in the event the directors constituting the Board as of the effective date of the Employment Agreement, as well as any directors whose nomination or election is approved by a vote of at least a majority of such directors serving as of the effective date of the Employment Agreement, cease to constitute a majority of the Board; (iii) the Company's shareholders approve a merger, consolidation or sale of the Company in connection with which the individuals who constitute the Board immediately prior to such transaction no longer constitute at least a majority of the Board upon the consummation of such transaction; and (iv) the Company's shareholders approve a plan of liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets to an entity not controlled by the Company.

If Ms. Shane's services are terminated upon her disability, the Company is obligated to (i) pay Ms. Shane's base salary and (ii) provide medical insurance, to the extent that it currently makes an employer contribution, in each case for a period of twelve months from the date of termination. If Ms. Shane's services are terminated upon her death, the Company is obligated to (i) pay Ms. Shane's estate her base salary for a period of six months from the date of her death, along with any accrued and unpaid salary, and (ii) provide medical insurance to Ms. Shane's dependents for a period of six months from the date of her death, to the extent that it currently makes an employer contribution.

If the Company terminates Ms. Shane's services for cause, Ms. Shane is no longer entitled to receive her base salary and the Company is obligated to pay her any base salary and vacation accrued and unpaid as of the date of termination. The Company may terminate Ms. Shane for cause in the event she (i) is convicted or pleads nolo contendere to a felony, (ii) engages in habitual misconduct in the performance of her duties under the Employment Agreement or (iii) commits an act of dishonesty, gross negligence or misconduct that has a direct, substantial and adverse effect on the Company, its business or its reputation. Any such termination by the Company is subject to certain procedures and a cure period, as set forth in the Employment Agreement.

If the Company terminates Ms. Shane's services for any other reason, it must provide her with at least thirty days' prior written notice, and upon such termination, the Company is obligated to (i) pay Ms. Shane's base salary for the remainder of the term of the Employment Agreement or any extension thereof, (ii) provide medical insurance for the greater of the remainder of the term of the Employment Agreement or twelve months following such termination, to the extent that it currently makes an employer contribution, and (iii) pay Ms. Shane any bonus(es) earned pursuant to the Employment Agreement, as determined by the Compensation Committee in its discretion.

Ms. Shane may terminate her employment at any time and for any reason upon thirty days' prior written notice to the Company. If Ms. Shane terminates her employment, the Company is obligated to pay Ms. Shane any accrued and unpaid base salary as of the date of termination. In the event Ms. Shane terminates her employment for "good reason", she will be entitled to the same payments and benefits to which she would be entitled in the event of a termination by the Company without cause. "Good reason" is a voluntary termination by Ms. Shane following a "Change in Control" as a result of (i) the assignment of duties inconsistent with her position and without her prior written consent; (ii) a substantial alteration in the nature, status or prestige of Ms. Shane's responsibilities or a change in her title or reporting level; (iii) the relocation of the Company's executive offices or principal business location more than forty miles from the location immediately prior to the "Change in Control"; (iv) the reduction of Ms. Shane's base salary; (v) any action that would substantially diminish the aggregate value of Ms. Shane's incentive awards and other fringe benefits; or (vi) a failure by the Company to obtain from any successor an agreement to assume and perform the Employment Agreement.

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During her employment with the Company and for one year following termination thereof, Ms. Shane may not induce any employee of the Company to leave his or her employment for employment with her or any other entity. The Employment Agreement also contains other restrictive covenants further prohibiting the use or disclosure of confidential and proprietary business information during or after termination of her employment.

The Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1+	Employment Agreement, entered into as of January 5, 2018, by and between the Company and Elissa J. Shane, effective as of January 1, 2018

+  Indicates a management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
Date: January 8, 2018
/s/ Halden Shane
Halden Shane
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1+	Employment Agreement, entered into as of January 5, 2018, by and between the Company and Elissa J. Shane, effective as of January 1, 2018

+  Indicates a management contract or compensatory plan.

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